UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE A/14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
NetSol Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

April 24, 2009

Dear Fellow Shareholder,

The upcoming annual meeting of NetSol Technologies, Inc., scheduled to be held on April 24, 2009 was adjourned because, as of the meeting, NetSol Technologies Inc. has not received votes sufficient to constitute a quorum of the total issued and outstanding shares.  Therefore, we are extending the voting time and adjourning the meeting until May 18, 2009.  The record date for shares eligible to vote remains unchanged by this adjournment.

Your vote is extremely important, regardless of the number of shares of NetSol Technologies, Inc. common stock that you own.  We ask that you please vote.   There are only two initiatives to vote upon.

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2010 or when their successors are elected; and
2.	To consider and vote upon the ratification of the appointment of Kabani & Company as the Company’s independent auditors for the fiscal year 2009;

Your Boards of Directors have unanimously recommend that you vote “FOR” the nominees for Directors, and “FOR” the ratification of the appointment of the accounting firm, “

Kind Regards,

/s/ Najeeb Ghauri
Najeeb Ghauri
Chief Executive Officer
NetSol Technologies, Inc.